UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

     As previously reported in the Current Reports on Form 8-K dated May 15, 2008 and August 28, 2008 and in the Quarterly Report on Form 10-Q dated September 15, 2008, the Registrant completed a series of closings of a Series C Preferred Stock offering (the “Series C Offering”). On September, 25 2008, the Registrant completed a final closing of its Series C Offering whereby in consideration for $780,000, it sold to Svizera Holdings BV (“Svizera”) 1,560 shares of Series C Convertible Redeemable Preferred Stock (“Series C Preferred Stock”), together with detachable warrants (the “Warrants”) to acquire an aggregate of 780,000 shares of its common stock. As a result, the Registrant sold an aggregate of 28,138 shares of Series C Preferred Stock and Warrants to acquire an aggregate of 18,780,200 shares of common stock in the Series C Offering.

     Pursuant to the Amended and Restated Certificate of Designations, Preferences and Rights of Series C Convertible Redeemable Preferred Stock (the “Certificate of Designation”) the shares of Series C Preferred Stock are convertible, both at the option of the holder and the Registrant according to the terms of the Certificate of Designation, at the initial rate of 1,000 shares of common stock for each share of Series C Preferred Stock (based on a stated value of $500 per share and an initial conversion price of $0.50) subject to adjustment for, among other things, stock splits, stock dividends, distributions, reclassifications and sales below the conversion price. The Series C Preferred Stock votes on an as-converted basis together with the Registrant’s common stock and any class of preferred stock entitled to vote with the Registrant’s common stock at any annual or special meeting of the Registrant. Holders of Series C Preferred Stock are entitled to receive cumulative dividends at the rate of 6% of the stated value per annum on each outstanding share of Series C Preferred Stock accruing from May 9, 2008 until the earlier of May 9, 2011 or the conversion thereof into shares of common stock, payable quarterly on March 31, June 30, September 30 and December 31, with the first payment due June 30, 2008, and payable in cash or shares of Series C Preferred Stock in accordance with the terms of the Certificate of Designation. Holders of Series C Preferred Stock are also entitled to participate on a pro-rata basis in any dividends paid on the Registrant’s common stock on an as-converted basis. The Certificate of Designation further provides that each share of Series C Preferred Stock will also be entitled to a preference equal to 125% of the sum of the stated value plus accrued but unpaid cash dividends upon the merger, acquisition, sale of voting control or sale of all or substantially all of the assets of the Registrant, upon the liquidation, dissolution or winding-up of the Registrant or upon an event of bankruptcy of the Registrant. On May 9, 2011, the shares of Series C Preferred Stock are subject to redemption at the option of the Registrant at a redemption price of the stated value plus accrued but unpaid dividends on the shares of Series C Preferred Stock.

     The Warrants are exercisable for a period of five years from the date of grant at an initial exercise price of $0.75 per share, subject to adjustment for, among other things, stock splits, stock dividends, distributions, reclassifications and sales below the exercise price.

     Of the Series C Preferred Stock and Warrants sold, notes (the “2008 Bridge Notes”) in the principal amount of $5,202,292 plus accrued interest thereon, which were issued by the Registrant’s subsidiary Kirk Pharmaceuticals, LLC (“Kirk”) in the Registrant’s bridge note financing that initially closed on April 3, 2008 (the “2008 Bridge Note Offering”), were exchanged at a premium of 10% into (i) an aggregate of 11,778 shares of Series C Preferred Stock and Warrants to acquire an aggregate of 5,889,000 shares of common stock, and (ii) bridge Warrants to acquire an aggregate of 4,711,200 shares of common stock (equal to 40% of the number of shares of common stock issuable upon conversion of the Series C Preferred Stock received upon conversion of the 2008 Bridge Notes). In addition, Ronald H. Lane, Ph.D., the Registrant’s Chairman of the Board and then Chief Executive Officer, converted $100,000 of deferred compensation due under his employment agreement for an investment of like amount in the Series C Offering resulting in the issuance to him of 200 shares of Series C Preferred Stock and Warrants to acquire 100,000 shares of common stock.

     Pursuant to a registration rights agreement entered into with purchasers of the Series C Preferred Stock, the Registrant agreed to use its best efforts to file, within 45 days of the final closing of the Series C Offering, with the Securities and Exchange Commission a registration statement (the “Mandatory Registration Statement”) covering the registration of (i) securities issuable upon exercise of the Warrants and placement agent warrants, (ii) securities issued by way of liquidated damages under the registration rights agreement, (iii) up to 1,000,000 shares of common stock owned by Maneesh Pharmaceuticals Ltd. (“Maneesh”) prior to May 8, 2008, (iv) 1,000,000 shares of common stock beneficially owned by Mr. Singh as of May 8, 2008, and (v) 1,000,000 shares of common stock beneficially owned by Dr. Lane as of May 8, 2008 (collectively the “Registrable Securities”). If the Mandatory Registration Statement has not been filed within 45 days of final closing of the Series C Offering or declared effective within 195 days following final closing, the Registrant has agreed to pay to the purchasers liquidated damages, payable in cash or Series C Preferred Stock, of 1% of the purchase price paid by the purchaser in the Series C Offering for each month until the registration statement is declared effective, with the total of the foregoing capped at 10%. If the Mandatory Registration Statement has not been declared effective and the Registrant receives a request between October 6, 2008 and May 9, 2010 from purchasers who invested at least $500,000 in the Series C Offering that the Registrant file a registration statement, then the Registrant shall, subject to certain limitations, file a registration covering the Registrable Securities requested to be registered. Further, if the Mandatory Registration Statement has not been declared effective and the Registrant files a registration statement for its own account or the account of others then the Registrant shall, subject to customary cutbacks and restrictions, include in such registration statement the Registrable Securities of the purchasers of the Series C Preferred Stock that request to be included. The Registrant has timely filed a Mandatory Registration Statement which is currently pending.

     Pursuant to a letter agreement entered into with the Registrant’s placement agent, Axiom Capital Management Inc. (“Axiom”), as subsequently amended, Axiom is entitled to a cash fee of $255,000 plus expenses of $34,509 for services rendered in the Registrant’s 2007 bridge note offering, 2008 Bridge Note Offering and the Series C Offering. In addition, the Registrant is negotiating the number of warrants to which Axiom is entitled to in connection with the aforesaid financings.

     The incremental gross proceeds to the Registrant from the Series C Offering were $7,780,000 and, together with the 2008 Bridge Note Offering, the incremental gross proceeds to the Registrant were $9,335,000.

     With the new infusion of capital from the Series C Offering, the Registrant used the proceeds from the Series C Offering to pay down its credit facility with the Bank of India, New York Branch (“BOI”), in the current principal amount of $5,650,000 (the “BOI Loan”) and retire its remaining outstanding material indebtedness. On or around May 12, 2008, the Registrant repaid an aggregate of $2,445,000 to holders of delinquent convertible promissory notes in like principal amount issued by the Registrant in a bridge note offering that initially closed in October 2005 (the “2005 Bridge Notes”). In addition, the Registrant repriced warrants to purchase an aggregate of 407,493 shares of common stock, issued to holders of the 2005 Bridge Notes, to $0.75 per share and extended the term of such warrants by one year. The Registrant further issued an aggregate of 817 shares of Series C Preferred Stock and 1,091,813 shares of common stock in lieu of payment of accrued and unpaid interest under the 2005 Bridge Notes. In consideration of the aforesaid, the Registrant has obtained a full release from such holders of the 2005 Bridge Notes in connection with the 2005 Bridge Notes and related transactions.

     The Registrant further used proceeds from the Series C Offering to retire additional indebtedness including, without limitation, indebtedness under the 2008 Bridge Notes in the principal amount of $1,590,000 (that did not convert into the Series C Offering), $1,500,000 of indebtedness under a promissory note held by John Copanos, the VP of Business Development of Kirk and founder of Kirk, and $725,893 of indebtedness under a remaining 2005 Bridge Note held by a holder that commenced a lawsuit against the Registrant.

     In connection with the Series C Offering, the Registrant’s board authorized the following issuances: (i) 2,000,000 shares of restricted common stock to Mr. Singh, vesting over twenty four months, with one-third vesting on each of May 9, 2008, May 9, 2009 and May 9, 2010; (ii) 1,000,000 shares of restricted common stock to Dr. Lane, vesting over twenty-four months, with one-third vesting on each of May 9, 2008, May 9, 2009 and May 9, 2010; and (iii) 125,000 shares of common stock and five-year warrants to acquire 250,000 shares of common stock at an initial exercise price of $0.75 per share to each of the Registrant’s former directors, William McCormick and Richard Feldheim, who resigned on April 29, 2008. Further, in addition to the repricing of the 2005 Bridge Note warrants, the Registrant’s board authorized the repricing of additional warrants to acquire an aggregate of 875,263 shares of common stock to $0.75 per share. The Registrant has also agreed to reprice warrants to acquire 1,000,000 shares of common stock held by Mr. Singh that were issued to him in April 2007 to $0.75.

     The lead investor in the Series C Offering was Svizera which invested an aggregate of $8,086,000 in the Series C Offering (including the “roll-over” of a 2008 Bridge Note in the principal amount of $1 million and the exchange of $300,000 of expense reimbursement due to Svizera) from its working capital to purchase an aggregate of 16,373 shares of Series C Preferred Stock and Warrants exercisable for an aggregate of 9,071,700 shares of common stock. Svizera is a wholly-owned subsidiary of Maneesh, which is controlled by Vinay Sapte and his brother Maneesh Sapte. Vinay Sapte was appointed to the Registrant’s board on April 29, 2008 and Maneesh Sapte, together with Jyotindra Gange, both Maneesh designees, became members of the Registrant’s board on May 23, 2008.

     In addition, 2133820 Ontario Inc. (“Ontario”), an affiliate of Mr. Singh, invested an aggregate of $2,661,930 in the Series C Offering (including the “roll-over” of a 2008 Bridge Note in the principal amount of $1,652,292) from its working capital and, together with the Maneesh designees, became a member of the Registrant’s board on May 23, 2008.

     As a result of the foregoing, Messrs Sapte and Maneesh beneficially own 31,644,700 shares of the Registrant’s common stock or approximately 57% of the outstanding shares of the Registrant and Mr. Singh, together with Ontario, beneficially owns 15,401,858 shares of the Registrant’s common stock or approximately 38% of the outstanding shares of common stock of the Registrant based on 29,827,357 shares of common stock outstanding as of December 31, 2008 (excluding 10,661,000 shares of common stock being treated as treasury stock and after giving effect to (i) an aggregate of 3,375,000 shares of common stock that the Registrant has agreed to issue to Dr. Lane, Mr. Singh, William McCormick, Richard Feldheim and David Coffin-Beach (but have not been issued as of the date hereof), and (ii) 625,000 shares of common stock that the Board of Directors has authorized the issuance thereof to Maneesh and Mr. Singh for the deferral in the payment of monthly payments due to them under a Joint Venture Agreement and Consulting Agreement, respectively).

     Vinay Sapte, Dr. Lane and Mr. Singh and their respective affiliates are among principal parties to a Voting Agreement dated as of May 8, 2008 entered into upon the initial closing of the Series C Offering. Under the terms of the Voting Agreement, each of the parties agrees to vote all of its shares to ensure that the size of the Registrant’s board will be five directors (or seven if the board resolves to expand its size to seven). Further, each of the parties agrees to vote its shares in favor of the following designations: (i) one director designated by Dr. Lane and his affiliates (to initially be Dr. Lane), (ii) one director designated by Mr. Singh and his affiliates (to initially be Mr. Singh), (iii) three directors designated by Maneesh and its affiliates (to initially be Vinay Sapte, Maneesh Sapte and Jyotindra Gange). The Voting Agreement further provides that if the board is expanded to seven directors, then Maneesh and its affiliates shall be entitled to one further designee and Axiom and Indigo Securities LLC (“Indigo”) shall be entitled to designate one director. If certain of the parties to the Voting Agreement cease to beneficially own at least 4% of the outstanding shares of common stock of the Registrant determined immediately after giving effect to the initial closing of the Series C Offering, then the right of designation applicable to such party shall terminate and the right shall vest in the entire board.

     Svizera and the Registrant have also executed a side letter agreement dated May 8, 2008 whereby the Registrant agreed, among other things, to become a party to the Voting Agreement, to “gross-up” 4,000,000 shares of common stock issued to Maneesh in consideration of the release of Nostrum Pharmaceutical Inc.’s (“Nostrum”) guarantee of the BOI Loan in the event that all or any part of the 10,661,000 shares of common stock are ultimately returned or released to Nostrum, and to the subrogation of Maneesh to BOI in the event that Maneesh becomes a guarantor of the credit facility. Further, Svizera agreed that neither it nor its affiliates would engage Nostrum, Dr. Mulye or Anil Anand or any of their affiliates in connection with the Registrant except to resolve outstanding disputes between the Registrant and Dr. Mulye and his affiliates.

     To ensure that the investment by Maneesh and the related transactions were effected as contemplated, the Registrant entered into an amendment to its Rights Agreement, dated as of September 8, 2006, pursuant to which Maneesh and its affiliates as well as Dr. Lane, Mr. Singh, Axiom and Indigo and their affiliates will not be considered an “Acquiring Person” as a result of the transactions described herein.

     The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

     The foregoing description is a summary and is qualified in its entirety by the transaction documents attached as an exhibit hereto and incorporated by reference herein.

     A copy of the press release announcing the most recent investment by Svizera and reduction of the Registrant’s debt is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

	3.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series C Convertible Redeemable Preferred Stock*

	10.1	Form of Subscription Agreement

	10.2	Form of Registration Rights Agreement

	10.3	Form of Warrant

	10.4	Voting Agreement dated as of May 8, 2008*

	10.5	Side Letter dated May 8, 2008 between Synovics Pharmaceuticals, Inc. and Svizera Holdings BV

	10.6	Amendment No. 1 to Rights Agreement dated as of May 9, 2008 between Synovics Pharmaceuticals, Inc. and Continental Stock Transfer Company*

	99.1	Press Release dated December 10, 2008

*	Filed as an exhibit to the Quarterly Report on Form 10-Q filed on September 15, 2008 and incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     January 29, 2009

SYNOVICS PHARMACEUTICALS, INC.

By:	/s/ Jyotindra Gange
Name:	Jyotindra Gange
Title:	Principal Executive Officer